EX-23.1
                             CONSENT OF ACCOUNTANTS

                                 Ernst & Young
                             Torre BHD, Sto. Piso
                            Av. Winston Churchill
                     Santo Domingo, Dominican Republic
                               (809) 541-3881


November 2, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Freestar Technologies - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-
8 of our report dated August 2, 2001 in ePayLatina, S. A.'s audited financial statements for the period ended June 30, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Ernst & Young
Ernst & Young